Exhibit 99.1
Rexford Industrial Announces Third Quarter 2026 Financial Results

Raises 2026 Core FFO per share guidance
Advances portfolio realignment with $1.5 billion of dispositions year to date
Executes 3.7 million square feet of leasing, including 600,000 square feet of repositioning and developments

Los Angeles, California — October 22, 2026 — Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR) today announced financial and operating results for the third quarter of 2026.

Third Quarter 2026 Financial and Operational Highlights (all comparisons to Third Quarter 2025)
•Net income attributable to common stockholders of $14.6 million, or $0.07 per diluted share, as compared to net income of $87.1 million, or $0.37 per diluted share.
•Company share of Core FFO per diluted share of $0.60, consistent with the prior year quarter.
•Same Property Portfolio Cash NOI decreased 1.1% and Same Property Portfolio NOI decreased 2.6%.
•Same Property Portfolio ending occupancy of 96.9%, up 200 basis points from June 30, 2026.
•Executed 3.7 million square feet of new and renewal leases, including 599,369 square feet of repositioning and development leases. Comparable rental rates increased by 7.1%, compared to prior rents, on a net effective basis and decreased by 3.0% on a cash basis.
•Stabilized one repositioning project totaling 46,653 square feet.
•Sold 25 properties for a total sales price of $1.3 billion, including a 22-property portfolio transaction for a total sales price of $1.2 billion.
•Repurchased 10.9 million shares of common stock for $408.7 million at a weighted average price of $37.59 per share, including $100.0 million of repurchases completed subsequent to quarter end.
•Repaid $485.0 million of debt, including $60.0 million of 2026 maturities and $425.0 million of 2027 maturities.
•Reduced Net Debt to Adjusted EBITDAre to 3.8x from 4.5x as of June 30, 2026.

“Our third quarter performance reflects strong execution across our strategic priorities,” said Laura Clark, Chief Executive Officer. “Infill Southern California industrial market fundamentals continue to improve, with increasing tenant demand driving our strong leasing activity in the quarter. We’ve made significant progress on our portfolio realignment, sharpening our portfolio, strengthening our balance sheet and enhancing our financial flexibility. We remain focused on disciplined execution and capital allocation to drive sustainable cash flow growth and long-term shareholder value creation.”

Financial

The Company reported net income attributable to common stockholders for the third quarter of $14.6 million, or $0.07 per diluted share, compared to net income of $87.1 million, or $0.37 per diluted share, in the prior year quarter. Net income in the third quarter includes $71.8 million of impairments and $23.2 million of gains on sale of real estate, as compared to $0 and $28.6 million, respectively, for the prior year quarter. For the nine months ended September 30, 2026, net loss attributable to common stockholders was $404.4 million, or $1.80 per diluted share, compared to net income of $268.9 million, or $1.16 per diluted share, in the prior year period. Net loss in the nine months ended September 30, 2026 includes $703.4 million of impairments and $71.4 million of gains on sale of real estate, as compared to $0 and $86.1 million, respectively, for the prior year period.

The Company reported its share of Core FFO for the third quarter of $0.60 per diluted share, consistent with the prior year quarter, driven by the favorable impact of capital recycling activities and lower general and administrative expense, offset by lower Same Property Portfolio NOI and lower interest income. For the nine months ended September 30, 2026, the Company reported Core FFO of $1.85 per diluted share, representing an increase of 1.6%, compared to $1.82 per diluted share for the prior year period.

In the third quarter of 2026, the Company’s Same Property Portfolio NOI and Cash NOI decreased 2.6% and 1.1%, respectively, compared to the prior year quarter. Same Property Portfolio NOI decrease was primarily driven by effective rental rate compression, lower average occupancy and higher bad debt expense. Same Property Portfolio Cash NOI decrease was primarily driven by higher rent abatement, lower average occupancy and higher bad debt expense, partially offset by annual contractual rent increases. For the nine months ended September 30, 2026, the Company’s Same Property Portfolio NOI and Cash NOI decreased 0.1% and increased 0.9%, respectively, compared to the prior year period.

Operations

	Q3 2026 Leasing Activity
			Releasing Spreads(1)
	# of Leases Executed	SF of Leasing	Net Effective	Cash
New Leases	60	2,157,994	2.3%	(7.0)%
Renewal Leases	56	1,580,384	10.8%	0.1%
Total Leases	116	3,738,378	7.1%	(3.0)%

(1)Net effective and cash rent statistics include leases in which there is comparable lease data. Please see the Company’s supplemental financial reporting package for additional detail related to leasing activity in Q3 2026.

As of September 30, 2026, the Company’s Same Property Portfolio ending occupancy was 96.9%. Average Same Property Portfolio occupancy for the third quarter was 95.6%. The Company’s total portfolio, excluding repositioning and development assets, was 96.1% occupied and 96.4% leased, and the Company’s total portfolio, including repositioning and development assets, was 91.3% occupied and 92.2% leased. The Company's improved land and industrial outdoor storage (IOS) sites, totaling approximately 8.3 million square feet or 189.7 acres, were 94.5% leased as of September 30, 2026.

Repositionings and Developments

During the third quarter of 2026, the Company executed 599,369 square feet of repositioning and development leases. Year to date, leasing activity across the Company’s repositioning and development projects totaled 783,643 square feet, representing $17.5 million of annualized Cash NOI.

During the third quarter of 2026, the Company stabilized one 46,653-square-foot repositioning project, representing a total investment of $14.5 million. This project achieved a weighted average unlevered stabilized return on cost of 13.8%.

Year to date, the Company stabilized five repositioning and development projects totaling 387,933 square feet, representing a total investment of $161.1 million. These projects achieved a weighted average unlevered stabilized return on cost of 7.7%.

Dispositions

During the third quarter of 2026, the Company disposed of 25 properties totaling 5.5 million square feet for an aggregate sales price of $1.3 billion. This included the previously announced sale of a 22-property portfolio totaling 5.2 million square feet for an aggregate price of $1.2 billion. In addition, the Company sold three properties to owner-users totaling 251,280 square feet for an aggregate price of $86.0 million, including one previously completed vacant development property, 1500 Raymond Avenue, located in the North Orange County submarket.

Year to date, the Company disposed of 37 properties totaling 6.4 million square feet for an aggregate sales price of $1.5 billion.

Balance Sheet
The Company ended the third quarter of 2026 with approximately $1.7 billion of total liquidity, including $423.6 million in unrestricted cash on hand and $1.245 billion available under its unsecured revolving credit facility.

In the third quarter of 2026 and subsequent to quarter end, the Company repurchased 10.9 million shares of its common stock for $408.7 million at a weighted average price of $37.59 per share, bringing year-to-date repurchases as of October 22, 2026, to $708.7 million at a weighted average price of $36.90 per share. As of October 22, 2026, the Company has $591.3 million remaining available under its current stock repurchase program.

During the third quarter of 2026, the Company repaid $485.0 million of debt using cash on hand, including $60.0 million of 2026 maturities and $425.0 million of 2027 maturities. This includes a $60.0 million term loan facility bearing interest at an effective rate of 5.06%, a $300.0 million term loan facility bearing interest at an effective rate of 3.58% and a $125.0 million unsecured senior note bearing interest at an effective rate of 3.93%.

As of September 30, 2026, the Company had $2.8 billion of outstanding debt, with a weighted average interest rate of 3.70%, and no floating-rate debt exposure. The weighted average term-to-maturity of the Company’s outstanding debt is 2.9 years.

Dividends

On October 20, 2026, the Company’s Board of Directors authorized a dividend in the amount of $0.435 per share for the fourth quarter of 2026, payable in cash on January 15, 2027, to common stockholders and common unit holders of record as of December 31, 2026.

On October 20, 2026, the Company’s Board of Directors authorized a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on December 31, 2026, to preferred stockholders of record as of December 15, 2026.

Guidance

The Company is updating its full year 2026 guidance as indicated below. Please refer to the Company’s supplemental information package for a complete detail of guidance and the 2026 Guidance Rollforward.

2026 Outlook	Q3 2026 Updated Guidance	Q2 2026 Guidance
Earnings
Net Loss Attributable to Common Stockholders per diluted share(1)	($1.55) - ($1.52)	($1.32) - ($1.27)
Company share of Core FFO per diluted share(1)	$2.41 - $2.44	$2.38 - $2.43
Same Property Portfolio(2)
Same Property Portfolio NOI Growth - Net Effective	(0.25)% - 0.25%	(1.25)% - (0.25)%
Same Property Portfolio NOI Growth - Cash	0.25% - 0.75%	(0.75)% - 0.25%
Average Same Property Portfolio Occupancy (Full Year)	95.8% - 96.0%	95.3% - 95.7%
Capital Allocation
Dispositions	$1.7B - $2.0B	$1.5B - $2.0B
Repositioning/Development Annualized Stabilized Cash NOI(3)	$16M - $18M	$16M - $18M
Repositioning/Development Starts (SF)	0.8M	1.2M
Repositioning/Development Starts (Total Estimated Project Costs)	$125M - $130M	$160M - $170M
Other Assumptions
General and Administrative Expenses	+/-$57M	+/-$57M
Interest Expense(4)	+/-$105M	+/-$105M

(1) 2026 Net Loss and Core FFO Guidance reflects the Company's in-place portfolio as of October 22, 2026, as well as guidance expectations related to investment activity.
(2) 2026 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned for the period from January 1, 2025 through October 22, 2026, and excludes properties that were or will be classified as repositioning or development (current and future) or lease-up during 2025 and 2026 (unless otherwise noted), select buildings in other repositioning and properties included in the 2026 disposition guidance.
(3) Represents estimated annualized Cash NOI for repositioning and development projects expected to stabilize in 2026, including projects that stabilized in Q1 through Q3 2026.
(4)    Interest Expense excludes the $2.9 million gain on the termination of interest rate swaps associated with the repayment of the $300 million term loan due May 2027 recognized in Q3 2026.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, tariffs, geopolitical risks including impacts from the war in the Middle East, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Earnings Presentation

The Company’s supplemental information package as well as an earnings presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call

A conference call with executive management will be held on Friday, October 23, 2026, at 11:00 a.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time using Meeting ID 238 759 897.

1 (585) 542-9983 (Local)
1 (833) 461-5787 (Toll-Free)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial

Rexford Industrial (NYSE: REXR) transforms industrial real estate that powers the world's goods, fueling businesses, communities and everyday life. Focused exclusively on infill Southern California, the Company's portfolio of highly functional industrial properties serves the local consumption base of one of the world's largest and most economically diverse industrial markets. Through its operational expertise and disciplined execution, the Company drives value creation and long-term shareholder value. Rexford Industrial is a real estate investment trust and a member of the S&P MidCap 400 Index. For more information, please visit rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the Securities and Exchange Commission. Except as may otherwise be required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income or loss computed in accordance with GAAP as a measure of our performance. A reconciliation of net income or loss, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income (Loss) to Funds From Operations and Core Funds From Operations” table, which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income or loss computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Loss Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s 2026 guidance range of net loss attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2026 Estimate
	Low	High
Net loss attributable to common stockholders	$(1.55)	$(1.52)
Company share of depreciation and amortization	1.24	1.24
Company share of impairment of real estate	3.04	3.04
Company share of gains on sale of real estate	(0.31)	(0.31)
Company share of FFO	$2.42	$2.45
Core FFO adjustments(1)	(0.01)	(0.01)
Company share of Core FFO	$2.41	$2.44
(1)Core FFO adjustments consist of (i) Co-CEO transition costs, (ii) severance costs, (iii) other nonrecurring expenses, (iv) write-offs of below-market lease intangibles related to unexercised renewal options, (v) debt extinguishment and modification expenses, (vi) gain on termination of interest rate swaps, and (vii) non-capitalizable demolition costs.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, gains (or losses) from property dispositions, impairment losses of depreciable operating property and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income or loss as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income or loss to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income or loss to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2026 Same Property Portfolio is a subset of our total portfolio and includes properties that were wholly owned by us for the period from January 1, 2025 through September 30, 2026, and excludes (i) properties that were acquired or sold during the period from January 1, 2025 through September 30, 2026, and (ii) properties acquired prior to January 1, 2025 that were classified as repositioning/development (current and future) or lease-up during 2025 and 2026 and select buildings in other repositioning, which we believe will significantly affect the properties’ results during the comparative periods. As of September 30, 2026, our 2026 Same Property Portfolio consisted of buildings aggregating 36.8 million rentable square feet at 316 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.

Properties Under Development: Typically defined as properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.

Stabilization Date — Repositioning/Development Properties: We consider a repositioning/development property to be stabilized at the earlier of the following: (i) upon rent commencement and achieving 90% occupancy or (ii) one year from the date of completion of repositioning/development construction work.

Net Debt to Enterprise Value: As of September 30, 2026, we had consolidated indebtedness of $2.8 billion, reflecting a net debt to enterprise value of approximately 22.2%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our Net Debt is defined as our consolidated indebtedness less cash and cash equivalents.

Net Debt to Adjusted EBITDAre: Calculated as Net Debt divided by annualized Adjusted EBITDAre. We calculate Adjusted EBITDAre as net income or loss (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property, non-cash stock-based compensation expense, write-offs of below market lease intangibles related to unexercised renewal options, gains (or losses) on debt extinguishment and debt modification expenses, acquisition expenses, non-capitalizable demolition costs and the pro-forma effects of dispositions and other nonrecurring expenses. We believe that Adjusted EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers. In addition, we believe Adjusted EBITDAre is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because Adjusted EBITDAre is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, Adjusted EBITDAre should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. Adjusted EBITDAre should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate Adjusted EBITDAre differently than we do; accordingly, our Adjusted EBITDAre may not be comparable to such other Equity REITs’ Adjusted EBITDAre. Adjusted EBITDAre should be considered only as a supplement to net income or loss (as computed in accordance with GAAP) as a measure of our performance. A reconciliation of net income or loss, the nearest GAAP equivalent, to Adjusted EBITDAre is set forth below in the Financial Statements and Reconciliations section.

Contact

Doug Bettisworth
SVP, Investor Relations and Capital Markets
(310) 943-7157
dbettisworth@rexfordindustrial.com

Financial Statements and Reconciliations
Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Land	$6,326,663	$7,689,921
Buildings and improvements	4,109,826	4,677,318
Tenant improvements	211,910	198,161
Furniture, fixtures, and equipment	132	132
Construction in progress	312,737	451,109
Total real estate held for investment	10,961,268	13,016,641
Accumulated depreciation	(1,197,110)	(1,165,792)
Investments in real estate, net	9,764,158	11,850,849
Cash and cash equivalents	423,590	165,778
Loan receivable, net	124,049	123,704
Rents and other receivables, net	15,540	13,958
Deferred rent receivable, net	206,632	190,376
Deferred leasing costs, net	98,587	87,745
Deferred loan costs, net	5,372	6,886
Acquired lease intangible assets, net	94,937	140,627
Acquired indefinite-lived intangible asset	5,156	5,156
Interest rate swap assets	16,985	2,025
Other assets	31,841	25,609
Total Assets	$10,786,847	$12,612,713
LIABILITIES & EQUITY
Liabilities
Notes payable	$2,767,195	$3,251,909
Interest rate swap liability	—	829
Accounts payable, accrued expenses and other liabilities	137,943	120,849
Dividends and distributions payable	97,407	103,399
Acquired lease intangible liabilities, net	101,565	116,487
Tenant security deposits	89,204	92,444
Tenant prepaid rents	78,248	88,777
Total Liabilities	3,271,562	3,774,694
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at September 30, 2026 and December 31, 2025 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at September 30, 2026 and December 31, 2025 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$0.01 par value per share, 489,950,000 authorized and 214,864,041 and 231,580,135 shares outstanding at September 30, 2026 and December 31, 2025, respectively	2,149	2,316
Additional paid in capital	8,326,486	8,945,123
Cumulative distributions in excess of earnings	(1,333,548)	(642,130)
Accumulated other comprehensive income (loss)	14,978	(422)
Total stockholders’ equity	7,165,741	8,460,563
Noncontrolling interests	349,544	377,456
Total Equity	7,515,285	8,838,019
Total Liabilities and Equity	$10,786,847	$12,612,713

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUES
Rental income	$235,837	$246,757	$720,974	$737,146
Management and leasing services	—	118	—	392
Interest income	3,266	6,367	8,713	17,498
TOTAL REVENUES	239,103	253,242	729,687	755,036
OPERATING EXPENSES
Property expenses	56,996	57,879	169,973	168,438
General and administrative	13,431	20,037	42,049	59,657
Depreciation and amortization	74,440	81,172	220,852	239,100
TOTAL OPERATING EXPENSES	144,867	159,088	432,874	467,195
OTHER (EXPENSES) INCOME
Other income	—	—	4,850	—
Other expenses, net	(2,561)	(4,218)	(662)	(6,701)
Interest expense	(24,785)	(25,463)	(79,956)	(79,452)
Impairment of real estate	(71,834)	—	(703,412)	—
Debt extinguishment and modification expenses	(194)	—	(194)	(291)
Gains on sale of real estate	23,208	28,583	71,382	86,101
TOTAL OTHER (EXPENSES) INCOME	(76,166)	(1,098)	(707,992)	(343)
NET INCOME (LOSS)	18,070	93,056	(411,179)	287,498
Less: net (income) loss attributable to noncontrolling interests	(685)	(3,137)	15,605	(10,046)
NET INCOME (LOSS) ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	17,385	89,919	(395,574)	277,452
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: earnings attributable to participating securities	(430)	(519)	(1,879)	(1,650)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$14,641	$87,086	$(404,396)	$268,859
Net income (loss) attributable to common stockholders per share – basic and diluted	$0.07	$0.37	$(1.80)	$1.16
Weighted-average shares of common stock outstanding – basic and diluted	220,510	234,587	224,183	232,720

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy
	September 30,
	2026	2025	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	96.4%	95.4%	100 bps
Orange County	96.3%	97.5%	(120) bps
Riverside / San Bernardino County	92.3%	96.7%	(440) bps
San Diego County	97.9%	98.3%	(40) bps
Ventura County	94.6%	94.2%	40 bps
Same Property Portfolio Weighted Average Occupancy	95.6%	96.0%	(40) bps

Ending Occupancy:	96.9%	97.1%	(20) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 3Q-2026 and June 2026 (for 3Q-2026) and the end of each month in 3Q-2025 and June 2025 (for 3Q-2025).

Same Property Portfolio NOI and Cash NOI

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Rental income(1)	$186,367	$189,391	$(3,024)	(1.6)%	$559,076	$556,112	$2,964	0.5%
Property expenses	42,189	41,348	841	2.0%	122,823	119,594	3,229	2.7%
Same Property Portfolio NOI	$144,178	$148,043	$(3,865)	(2.6)%	$436,253	$436,518	$(265)	(0.1)%
Straight line rental revenue adjustment	(3,976)	(5,462)	1,486	(27.2)%	(17,476)	(18,834)	1,358	(7.2)%
Above/(below) market lease revenue adjustments(1)	(3,607)	(4,440)	833	(18.8)%	(11,586)	(14,266)	2,680	(18.8)%
Same Property Portfolio Cash NOI	$136,595	$138,141	$(1,546)	(1.1)%	$407,191	$403,418	$3,773	0.9%

(1)Same Property Portfolio rental income and above/(below) market lease revenue adjustments for the nine months ended September 30, 2026 exclude $497 of income recognized from the write-off of a below-market lease intangibles attributable to below-market fixed rate renewal options that were not exercised upon expiration of the initial lease term.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income (Loss) to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$18,070	$93,056	$(411,179)	$287,498
General and administrative	13,431	20,037	42,049	59,657
Depreciation and amortization	74,440	81,172	220,852	239,100
Other expenses, net	2,561	4,218	662	6,701
Interest expense	24,785	25,463	79,956	79,452
Debt extinguishment and modification expenses	194	—	194	291
Management and leasing services	—	(118)	—	(392)
Other income	—	—	(4,850)	—
Interest income	(3,266)	(6,367)	(8,713)	(17,498)
Impairment of real estate	71,834	—	703,412	—
Gains on sale of real estate	(23,208)	(28,583)	(71,382)	(86,101)
Net operating income (NOI)	$178,841	$188,878	$551,001	$568,708
Straight line rental revenue adjustment	(6,000)	(8,164)	(31,103)	(20,599)
Above/(below) market lease revenue adjustments	(3,438)	(5,254)	(11,890)	(20,228)
Cash NOI	$169,403	$175,460	$508,008	$527,881

NOI	$178,841	$188,878	$551,001	$568,708
Non-Same Property Portfolio rental income	(49,470)	(57,366)	(161,898)	(181,034)
Non-Same Property Portfolio property expenses	14,807	16,531	47,150	48,844
Same Property Portfolio NOI	$144,178	$148,043	$436,253	$436,518
Straight line rental revenue adjustment	(3,976)	(5,462)	(17,476)	(18,834)
Above/(below) market lease revenue adjustments	(3,607)	(4,440)	(11,586)	(14,266)
Same Property Portfolio Cash NOI	$136,595	$138,141	$407,191	$403,418

Rexford Industrial Realty, Inc.
Reconciliation of Net Income (Loss) to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$18,070	$93,056	$(411,179)	$287,498
Adjustments:
Depreciation and amortization	74,440	81,172	220,852	239,100
Impairment of real estate(1)	71,834	—	703,412	—
Gains on sale of real estate	(23,208)	(28,583)	(71,382)	(86,101)
Funds From Operations (FFO)	$141,136	$145,645	$441,703	$440,497
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: FFO attributable to noncontrolling interests(2)	(5,358)	(4,906)	(16,366)	(15,262)
Less: FFO attributable to participating securities(3)	(610)	(713)	(2,724)	(2,191)
Company share of FFO	$132,854	$137,712	$415,670	$416,101

Company Share of FFO per common share – basic	$0.60	$0.59	$1.85	$1.79
Company Share of FFO per common share – diluted	$0.60	$0.59	$1.85	$1.79

FFO	$141,136	$145,645	$441,703	$440,497
Adjustments:
Acquisition expenses(4)	—	161	—	263
Debt extinguishment and modification expenses	194	—	194	291
Gain on termination of interest rate swaps	(2,874)	—	(2,874)	—
Non-capitalizable demolition costs(4)	1,309	—	1,309	365
Co-CEO transition costs(4)(5)	528	—	(1,802)	—
Severance costs(4)(6)	680	2,728	949	4,410
Other nonrecurring expenses(4)(7)	—	1,259	107	1,259
Write-offs of below-market lease intangibles related to unexercised renewal options(8)	—	—	(497)	—
Core FFO	$140,973	$149,793	$439,089	$447,085
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: Core FFO attributable to noncontrolling interest(2)	(5,351)	(5,045)	(16,266)	(15,485)
Less: Core FFO attributable to participating securities(3)	(610)	(734)	(2,022)	(2,225)
Company share of Core FFO	$132,698	$141,700	$413,858	$422,432

Company share of Core FFO per common share – basic and diluted	$0.60	$0.60	$1.85	$1.82

Weighted-average shares of common stock outstanding – basic and diluted	220,510	234,587	224,183	232,720
(1)Primarily reflects non-cash impairment charges on certain properties due to shortened expected holding periods associated with increased disposition guidance.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership (“OP”), represented by common & preferred units of partnership interests in the OP that are owned by unit holders other than the Company.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Amounts are included in the line item “Other expenses, net” in the consolidated statements of operations.
(5)For the three months and nine months ended September 30, 2026, reflects an increase and a decrease, respectively, in share-based compensation expenses related to updated estimates of Core FFO growth achievement for certain performance awards held by former Co-CEOs. The nine-month decrease was partially offset by $557 of employer payroll taxes associated with the vesting of transition-related restricted stock awards.
(6)Includes costs associated with workforce reduction and workforce reorganization.
(7)Reflects nonrecurring advisory service costs.
(8)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised upon expiration of the initial lease term.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
(Unaudited and in thousands)

Three Months Ended September 30, 2026
Net Income	$18,070
Interest expense	24,785
Depreciation and amortization	74,440
Impairment of real estate	71,834
Gains on sale of real estate	(23,208)
EBITDAre	$165,921
Stock-based compensation amortization	4,106
Debt extinguishment and modification expenses	194
Co-CEO transition costs	528
Non-capitalizable demolition costs	1,309
Pro forma effect of dispositions(1)	(15,234)
Adjusted EBITDAre	$156,824

(1)Represents the impact on third quarter 2026 EBITDAre of properties disposed of during the quarter as if such dispositions had occurred on July 1, 2026.